Financial Releases

Flushing Financial Corporation Completes $70 Million Capital Purchase Program Transaction with U.S. Treasury

LAKE SUCCESS, N.Y. – December 22, 2008 – Flushing Financial Corporation (the “Company”) (NasdaqGS: FFIC) the parent holding company for Flushing Savings Bank, FSB (the "Bank"), which at the beginning of this month reported that the Department of the Treasury provided preliminary approval of its application for the Treasury’s Capital Purchase Program (CPP), has received $70 million as part of its participation in the program. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer, on behalf of Flushing’s Board of Directors.

Mr. Buran stated: “Flushing Financial Corporation has been, throughout this recessionary environment, a profitable, “well capitalized” institution.  Our historically strong ability to grow deposits and make quality loans will enable the Bank to put this additional capital to good work.  Our job as a community bank will be to use these funds to help generate economic activity and provide a positive financial return for the US taxpayer and our shareholders.”

The CPP is a voluntary program opened in October to the nation’s strong and sound financial institutions. As part of the transaction completed on December 19, 2008, the Treasury Department purchased 70,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series B, and a warrant to purchase 751,611 shares of the Company’s common stock for an aggregate purchase price of $70 million. The preferred securities pay a cumulative dividend of 5% per annum for the first five years and 9% per annum thereafter. Redemption within the first three years requires a qualifying equity issuance by the Company. After three years, there are no restrictions on redemption. The warrant has a ten year term and an exercise price of $13.97 per share. The uniform terms and conditions for all CPP participants are publicly available at the Treasury Department Website athttp://www.treas.gov/press/releases/reports/document5hp1207.pdf.

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform

Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

CONTACT: Flushing Financial Corporation

David Fry,

Executive Vice President &

Chief Financial Officer

718-961-5400